FORM OF
                      AMERICAN FINANCIAL REINSURANCE, INC.
                            SURPLUS DEBENTURE NO. 1

$500,000                                     -----------, 19--

     FOR VALUE RECEIVED and subject to the terms, conditions, restrictions, and limitations contained herein, American Financial Reinsurance, Inc., an Arizona insurance corporation ("AFRI"), promises to pay to Massachusetts General Life Insurance Company, a Massachusetts corporation ("MGL"), the principal sum of $500,000 with interest on the unpaid balance thereof at the rate hereinafter provided. Interest shall be payable on the last day of each calendar quarter. The first such interest payment shall be due and payable on -------, 19--.

Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall be computed based upon the weighted average of the Gross Rate of Interest for the comparable time period as defined in Paragraph 1.8 of that certain Modified Coinsurance Agreement between AFRI and MGL, which said paragraph is attached hereto as Exhibit A. In no event will the interest charged hereunder (including late charges) exceed the maximum rate of interest permitted under Arizona law.

     It being the intention of the parties hereto to conform strictly to the usury laws of the State of Arizona, all agreements between AFRI and MGL, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid or agreed to be paid to MGL for the use, forbearance, or detention of money hereunder or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision hereof or of any mortgage, loan agreement, or other document evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced by the limit of such validity; and if MGL shall ever receive anything of value deemed interest under applicable law that would exceed interest at the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to AFRI. All amounts paid or agreed to be paid to MGL for the use, forbearance, or detention of the indebtedness of AFRI to MGL shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that interest on account of such indebtedness is uniform throughout the term thereof. The provisions of this paragraph shall control all agreements between AFRI and MGL.

     (1) On or before each Interest Payment Date, the Board of Directors of AFRI will calculate the Surplus of AFRI (as hereinafter defined) as of the most recent date practicable, but in no event as of a date before the end of the immediately preceding calendar quarter (each such date being hereinafter referred to as a "Calculation Date"). The Board of Directors of AFRI shall obtain the written approval of the Department of Insurance for the State of Arizona before any payments are made under the terms of this Debenture.

     (2) To the extent the Capital and Surplus of AFRI exceeds 25\ of the Liabilities of AFRI (as hereinafter defined) or $500,000, whichever is greater, on the most recent Calculation Date, AFRI will pay to MGL, on each Interest Payment Date, the amount of accrued but unpaid interest on the unpaid principal balance of this Surplus Debenture.

     (3) If, on any Calculation Date, the Capital and Surplus of AFRI does not exceed 25` of the Liabilities of AFRI or $500,000, whichever is greater, by an amount sufficient to pay all accrued but unpaid interest on this Surplus Debenture, the remaining accrued but unpaid interest together with interest thereon at the Rate, shall be payable on the next Interest Payment Date to the extent the Capital and Surplus of AFRI exceeds 25% of the Liabilities or $500,000, whichever is greater, of AFRI.

     (4) To the extent the Capital and Surplus of AFRI exceeds the sum of 25` of the Liabilities of AFRI or $500,000, whichever is greater, plus an amount equal to all accrued but unpaid interest on the most recent Calculation Date, AFRI will pay to MGL, on September 30 of each year set forth below, the amounts of principal set forth below or such lesser amount as may be paid hereunder:

          Year           Amount
          1996           $50,000
          1997           $50,000
          1998           $50,000
          1999           $50,000
          2000           $50,000
          2001           $50,000
          2002           $50,000
          2003           $50,000
          2004           $50,000
          2005           $50,000

     (5) For purposes of this Surplus Debenture, the term "Surplus of AFRI" shall mean the sum of:

          (a) "special surplus" of AFRI;

          (b) "paid-in and contributed surplus" of AFRI;

          (c) "unassigned surplus" of AFRI;

          (d) any amounts required to be carried as liabilities with respect to outstanding surplus debentures issued by AFRI; and

          (e) surplus evidenced by surplus debentures of AFRI which is not included in clauses (a) - (d) of this paragraph (5).

The items listed in clauses (a) - (e) of this paragraph (5) will be calculated in accordance with accounting practices required or permitted by the Arizona Department of Insurance ("Arizona Department") for inclusion in the Annual Statement of AFRI filed with the Arizona Department as of December 31 of each year.

     (6) For purposes of this Surplus Debenture, the term "Liabilities of AFRI" shall mean the difference obtained after subtracting any amounts required to be carried as liabilities with respect to outstanding surplus debentures issued by AFRI from the amount of total liabilities of AFRI calculated in accordance with accounting practices required or permitted by the Arizona Department as of December 31 of each year.

     (7) The obligation of AFRI to pay this Surplus Debenture will not otherwise be or constitute a liability of AFRI or a claim against any of its assets except in the event of liquidation of AFRI, and in no event will this Surplus Debenture be considered or treated as a current or fixed liability or obligation of AFRI as defined under the Arizona Insurance Code and the rules and regulations promulgated thereunder, except to the extent that a payment of principal or interest becomes due and payable hereunder.

     (8) In the event of liquidation of AFRI, this Surplus Debenture will become immediately due and payable and will be superior to and in preference of the rights and claims of the shareholders of AFRI; provided, however, that to the extent required by applicable law, all obligations, rights, and claims hereunder are expressly subordinated to the claims of (a) any supervisor, conservator, or receiver of AFRI appointed by the Commissioner of the Arizona Department, and (b) all other creditors of AFRI, other than the shareholders of AFRI.
     (9) All payments made hereunder will be credited first to accrued but unpaid interest, if any, and the balance of such payment will be credited to the principal amount hereof.

     (10) In the event that AFRI consolidates or merges into another corporation or sells substantially all its assets to any other corporation, the corporation into which AFRI is consolidated or merged or to which the assets of AFRI are transferred will assume the liability of AFRI hereunder.

     (11) By acceptance and as a part of the consideration for the issuance hereof, MGL expressly acknowledges that it has been informed and has knowledge that this Surplus Debenture has not been registered under the Securities Act of 1933, as amended, or the securities laws of any state and that AFRI has issued this Surplus Debenture pursuant to exemptions from registration available under such acts or laws. MGL further expressly acknowledges and agrees that it is acquiring this Surplus Debenture for investment purposes and not with a view toward a public distribution hereof and that this Surplus Debenture may not be sold or otherwise transferred in the absence of an effective registration statement with respect hereto or an exemption from registration under the Securities Act of 1933, as amended, or any other applicable securities laws.

     (12) If this Surplus Debenture is collected through judicial proceedings, AFRI agrees, subject to conditions and restrictions contained herein, to pay all reasonable legal fees and disbursements incurred by MGL in connection with such collection.

     (13) This Surplus Debenture may be prepaid at any time or from time to time without premium or penalty to the extent that the Surplus of AFRI exceeds 25` of the Liabilities of AFRI on the date of any proposed prepayment. Prepayments of this Surplus Debenture will be applied to the inverse order of its maturity.

     (14) This Surplus Debenture will be governed by and construed in accordance with the laws of the State of Arizona.

     (15) This Surplus Debenture will inure to the benefit of AFRI and its successors and assignees.

IN WITNESS WHEREOF, AFRI has caused this Surplus Debenture to be duly executed as of ------------, 19--.


                                   AMERICAN FINANCIAL REINSURANCE, INC.


                                   By:
                                   Name:
                                   Title:






                                   BOND POWER


FOR VALUE RECEIVED, Massachusetts General Life Insurance Company, hereby sells, assigns and transfers without recourse unto -----, that certain Surplus Debenture No.---- issued by in the original face amount of $-----, dated -----, 19--, standing in the name of Massachusetts General Life Insurance Company on the books of ------------ and does hereby irrevocably constitute and appoint --- -----, attorney to transfer the said debenture on the books of ------ with full power of substitution in the premises.

Date:--------------
                              MASSACHUSETTS GENERAL LIFE INSURANCE COMPANY

                              By:
                              Its: